Section 2: EX-99.1 (EX-99.1)

Exhibit 99.1

StoneCastle Financial Corp. Reports Fourth Quarter 2019 Results

DENVER, February 27, 2020 – StoneCastle Financial Corp. (Nasdaq: BANX) (“StoneCastle Financial” or the “Company”), an investment company registered with the Securities and Exchange Commission (“SEC”), today announced results for the fourth fiscal quarter ended December 31, 2019.

Fourth Quarter 2019 Investment Highlights:

•	Invested $700,000 in F.N.B.C. of La Grange, Inc., Subordinated Debt, 6.38%, due 1/1/2030 with an effective yield of 9.08%

•	Realized a capital gain of $425,000 from the partial call of $1.8 million of MMCaps Funding I, Ltd, Fixed Rate Senior Notes, 6.34%, due 6/8/2031

•	Realized a capital gain of $366,000 on the sale of Howard Bancorp common stock

A complete listing of investments as of the end of the quarter can be found on the Company’s website at www.stonecastle-financial.com.

The estimated annualized yield generated by the invested portfolio as of December 31, 2019 (excluding cash and cash equivalents) was approximately 9.58%.

Fourth Quarter 2019 Financial Results

Total earnings for the fourth quarter were $3,453,993 or $0.53 per share. Net investment income was $2,663,178 or $0.41 per share, comprised of $4,114,601 gross income and $1,451,423 of expenses. For the quarter, net realized capital gains were $790,815 or $0.12 per share. Net Assets at quarter end were $143,199,234. The unrealized appreciation of the portfolio decreased by $442,960 or $0.07 per share. The Company’s Net Asset Value was $21.83 per share, up $0.08 from the prior quarter.

In the fourth quarter, the Company paid a cash distribution of $0.38 per share. The distribution was paid on January 3, 2020 to shareholders of record at the close of business on December 23, 2019.

The Company had $17.7 million outstanding on its $62.0 million credit facility at the quarter end, which represents approximately 11.0% of total assets. According to regulated investment company rules, the Company may borrow only up to 33.3% of its total assets.

Portfolio and Investment Summary

As of the close of business on December 31, 2019, the Company had total assets of $164,703,377 consisting of total investments of $162,264,915, cash of $35,328, and other assets of $2,403,134.  Other assets include interest and dividends receivable of $1,784,784 and prepaid assets of $618,350.

During the quarter, the Company purchased $700,000 F.N.B.C. of La Grange, Inc. Subordinated Debt, 6.38%, due 1/1/2030 with an effective yield of 9.08%. The Company received partial call proceeds of $1,837,622 from MMCaps Funding I, Ltd, Fixed Rate Senior Notes 6.34%, 6/8/2031. Additionally, the Company also received $1,369,640 from the sale of Howard Bancorp common stock.

Quarterly Conference Call

StoneCastle Financial will host a webcast and conference call on February 27, 2020 at 5:00 pm Eastern time.

The conference call can be accessed by dialing 1-877-407-9039 for domestic callers or 1-201-689-8470 for international callers. Participants may also access the call via live webcast by visiting StoneCastle Financial’s investor relations website at www.stonecastle-financial.com. To listen to a live broadcast, go to the website at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay will be available shortly after the call and be available through midnight (Eastern Time) on March 12, 2020. The replay can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for the replay is 13698624. The archive of the webcast will be available on the Company’s website for a limited time.

About StoneCastle Financial Corp.

StoneCastle Financial is an SEC registered non-diversified, closed-end management investment company listed on the NASDAQ Global Select Market under the symbol “BANX.” Its investment objective is to provide stockholders with current income and, to a lesser extent, capital appreciation. StoneCastle Financial is managed by StoneCastle–ArrowMark Asset Management, LLC. To learn more, visit www.stonecastle-financial.com.

Disclaimer and Risk Factors:

There is no assurance that StoneCastle Financial will achieve its investment objective. StoneCastle Financial is subject to numerous risks, including investment and market risks, management risk, income and interest rate risks, banking industry risks, preferred stock risk, convertible securities risk, debt securities risk, liquidity risk, valuation risk, leverage risk, non-diversification risk, credit and counterparty risks, market at a discount from net asset value risk and market disruption risk. Shares of closed-end investment companies may trade above (a premium) or below (a discount) their net asset value. Shares of StoneCastle Financial may not be appropriate for all investors. Investors should review and consider carefully StoneCastle Financial’s investment objective, risks, charges and expenses. Past performance does not guarantee future results.

The Annual Report, Semi-Annual Report and other regulatory filings of the Company with the SEC are accessible on the SEC’s website at www.sec.gov and on the Company’s website at www.stonecastle-financial.com.

CONTACT: Investor Contact:

Julie Muraco

212-468-5441

STONECASTLE FINANCIAL CORP.

Statement of Assets and Liabilities

	December 31, 2019	September 30, 2019
Assets
Investments in securities, at fair value (cost: $163,178,428 and $167,368,577 respectively)	$162,264,915	$166,898,025
Cash	35,328	118,193
Interest and dividends receivable	1,784,784	1,533,447
Prepaid assets	618,350	653,468
Total assets	164,703,377	169,203,133

Liabilities
Loan payable	17,700,000	25,200,000
Dividends payable	2,492,424	-
Investment advisory fee payable	726,500	746,924
Loan interest payable	38,976	38,541
Directors fee payable	20,325	825
Accrued expenses payable	525,918	536,219
Total liabilities	21,504,143	26,522,509
Net Assets	$143,199,234	$142,680,624

Net Assets consist of:
Common stock at par ($0.001 per share)	$6,559	$6,559
Paid-in-Capital	144,875,823	143,864,020
Total distributable earnings / (loss)	(1,683,148)	(1,189,955)
Net Assets	$143,199,234	$142,680,624

Net Asset Value Per Share:
Common Stock Shares Outstanding	6,559,010	6,559,010
Net asset value per common share	$21.83	$21.75
Market price per share	$22.30	$22.16
Market price premium to net asset value per share	2.15%	1.89%

STONECASTLE FINANCIAL CORP.

Statement of Operations

	For The Three	For The Three
	Months Ended	Months Ended
	December 31,	September 30,
	2019	2019
Investment Income
Interest	$3,023,153	$3,053,901
Dividends	909,992	774,108
Origination fee income	27,553	13,828
Other Income (service fees and due diligence fees)	153,903	119,326
Total Investment Income	4,114,601	3,961,163

Expenses
Investment advisory fees	726,500	746,924
Interest expense	263,564	258,348
Professional fees	40,760	66,760
Transfer agent, custodian fees and administrator fees	73,159	73,159
Directors’ fees	77,879	66,827
Bank administration fees	40,457	40,457
ABA marketing and licensing fees	37,846	37,845
Investor relations fees	31,204	31,205
Delaware franchise tax	22,943	22,943
Insurance expense	18,148	18,148
Valuation fees	15,153	15,152
Printing	14,671	14,670
Due diligence expense	45,400	-
Miscellaneous fees (proxy, rating agency, etc.)	43,739	69,225
Total expenses	1,451,423	1,461,663
Net Investment Income	$2,663,178	$2,499,500

Realized and Unrealized Gain / (Loss) on Investments
Net realized gain on investments	$790,815	$922,827
Net change in unrealized appreciation on investments	(442,960)	(1,224,760)
Net realized and unrealized gain / (loss) on investments	347,855	(301,933)
Net Increase in Net Assets Resulting From Operations	$3,011,033	$2,197,567

STONECASTLE FINANCIAL CORP.

Financial Highlights

For The Three Months
Ended December 31, 2019
Per Share Operating Performance
Net Asset Value, beginning of period	$21.75

Net investment income(1)	$0.41
Net realized and unrealized gain / (loss) on investments(1)	$0.05
Total from investment operations	$0.46

Less distributions to shareholders
From net investment income	$(0.38)
Total distributions	$(0.38)

Net asset value, end of period	$21.83

Per share market value, end of period	$22.30

Total Investment Return (2)
Based on market value	2.35%
Based on net asset value	2.08%

Ratios and Supplemental Data
Net assets, end of period (in millions)	$143.2

Ratios (as a percentage to average net assets):
Expenses before waivers(3)(4)*	4.03%
Expenses after waivers(5)*	4.03%
Net investment income(6)*	7.39%
Portfolio turnover rate**	2%

Revolving Credit Agreement
Total revolving credit agreement outstanding (000’s)	$17,700
Asset coverage per $1,000 for revolving credit agreement(7)	9,090

(1)	Based on the average shares outstanding during quarter.
(2)	Reflects reinvestment of distributions at the price obtained under the Dividend Reinvestment Plan. Total return does not include sales load and offering expenses and are not annualized.
(3)	Excluding interest expense, the ratio would have been 3.30%.
(4)	Ratio of expenses before waivers to average managed assets equals 3.45%.
(5)	Ratio of expenses after waivers to average managed assets equals 3.45%.
(6)	Ratio of net investment income to average managed assets equals 6.33%.
(7)	Calculated by subtracting the Company’s total liabilities (excluding the loan) from the Company’s total assets and dividing the amount by the loan outstanding in 000’s.
*	Annualized
**	Not-annualized